UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
February 24, 2005

CASH AMERICA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Texas (State of incorporation)	1-9733 (Commission File No.)	75-2018239 (IRS Employer Identification No.)

1600 West 7th Street
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 335-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

      On February 28, 2005, Cash America International, Inc. (the “Company”) announced the amendment and restatement of its senior revolving credit facility. A copy of the press release announcing the amendment and restatement is attached as Exhibit 99.1 to this current report. Key modifications to the credit facility included, among other things, the expansion of the facility to $250,000,000 from $130,000,000, extension of the maturity on the revolving credit facility from July 2006 to February 2010, improved grid pricing, and expanded flexibility for investments and acquisitions.

      The amended and restated facility agreement is now referred to as the First Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of February 24, 2005, among the Company, Wells Fargo Bank, National Association, as administrative agent (the “Agent”), JPMorgan Chase Bank, N.A., as syndication agent, U.S. Bank National Association, KeyBank National Association and Union Bank of California, N.A., as co-documentation agents, and the other lenders party thereto, and consists of a $250,000,000 revolving credit facility. The Company’s obligations under the Credit Agreement remain unsecured and are guaranteed by its subsidiaries. Borrowings under the Credit Agreement bear interest annually at a rate of (i) LIBOR plus a margin or (ii) the Agent’s prime lending rate. Interest rates fluctuate based upon the Company’s Leverage Ratio (as defined in the Credit Agreement). The Credit Agreement includes a quarterly commitment fee, which is a stated percentage, based on the Company’s Leverage Ratio, multiplied by the daily amount by which the Credit Agreement commitment exceeds the total of outstanding loans and outstanding letters of credit. The affirmative and negative covenants in the Credit Agreement restrict, among other things, the Company’s ability to incur indebtedness, dispose of assets, and make distributions. In addition, the Credit Agreement includes the following restrictive financial covenants: Maximum Leverage Ratio, Minimum Fixed Charge Coverage Ratio, and Minimum Net Worth (each as defined in the Credit Agreement).

      The foregoing description of the Credit Agreement is qualified in its entirety by the complete terms and conditions of the Credit Agreement itself, which is incorporated by reference into this current report as Exhibit 10.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      The information set forth above in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibits

10.1	First Amended and Restated Credit Agreement dated as of February 24, 2005, among Cash America International, Inc., as the Borrower, Wells Fargo Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, U.S. Bank National Association, KeyBank National Association and Union Bank of California, N.A. as Co-Documentation Agents, and the other Lenders party thereto, incorporated by reference to Exhibit 10.22 to the Annual Report on Form 10-K of Cash America International, Inc. for the year ended December 31, 2004 filed February 28, 2005.

99.1	Press release dated February 28, 2005, issued by Cash America International, Inc.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.
Date: February 28, 2005	By:	/s/ Hugh A. Simpson
Hugh A. Simpson
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated February 28, 2005, issued by Cash America International, Inc.

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